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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 2, 2004
                (Date of Report/Date of earliest event reported)

                           INTERNATIONAL PAPER COMPANY
             (Exact name of registrant as specified in its charter)

NEW YORK                                 1-3157                     13-0872805
(State or other jurisdiction    (Commission File Number)         (IRS Employer
of incorporation)                                          Identification No.)

                               400 Atlantic Street
                           Stamford, Connecticut 06921
              (Address and zip code of principal executive offices)

                                 (203) 541-8000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))






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ITEM 7.01 REGULATION FD DISCLOSURE

On December 2, 2004, International Paper Company President, Robert M. Amen, intends to speak at the Smith Barney Global Paper, Forest Products and Packaging Conference in New York City. Mr. Amen's presentation will include a discussion of the Company's internal cost reduction goals and a target of reducing debt by approximately $3 billion to approximately $12 billion within 24 months. In addition, he will discuss anticipated capital spending levels for 2004 and 2005 and other longer term investment strategies. Mr. Amen's presentation will highlight the Company's plans to invest in our best performing businesses in North America, and to expand in Eastern Europe, Brazil and China. Specifically, Mr. Amen will mention that the Company has commissioned an engineering study to evaluate potentially building a new eucalyptus pulp or pulp and paper mill in Tres Lagoas, Brazil, where the Company currently has a land base of nearly 100,000 hectares. The decision whether to build the pulp and paper mill will not be made until the results of the engineering study are evaluated.

A copy of the slides to be presented at the conference is filed herewith as
Exhibit 99.1 and is herein incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit 99.1: Slides of International Paper Company, dated December 2, 2004.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INTERNATIONAL PAPER COMPANY
                                            (Registrant)


                                            By: /s/ Andrea L. Dulberg
                                                -----------------------------
                                                Name: Andrea L. Dulberg
                                                Title: Assistant Secretary

                                            Date: December 2, 2004


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                                  EXHIBIT INDEX

Exhibit 99.1: Slides of International Paper Company, dated December 2, 2004.



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